Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 11, 2007 accompanying the financial statements of DTE Gas and Oil Company appearing in the Current Report on Form 8-K/A (Amendment No. 1) filed September 12, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
January 2, 2008